Exhibit 21.1




                                ATEC Group, Inc.
                              List of Subsidiaries




--------------------------------------------------------------------------------------------------
                                                                Name under which business
               Name of Subsidiary            Jurisdiction        conducted if different
--------------------------------------------------------------------------------------------------
Micro Computer Store, Inc.                   New York
--------------------------------------------------------------------------------------------------
CONY Computer Systems, Inc.                  Connecticut
--------------------------------------------------------------------------------------------------
Laptop and Office Solutions, Inc.            New York
--------------------------------------------------------------------------------------------------
Innovative Business Micros, Inc.             New York
--------------------------------------------------------------------------------------------------
Global Leasing and Trading Corporation       New York
--------------------------------------------------------------------------------------------------
Logix Solutions, Inc.                        Colorado
--------------------------------------------------------------------------------------------------


                                       33